Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

We consent to inclusion in the Registration Statement on Amendment No. 1 to Form S-1 of Coastal Carolina Bancshares, Inc. of our report dated April 10, 2008, except for Note 1 as to which the date is May 30, 2008, relating to the balance sheet of Coastal Carolina Dream Team, LLC as of December 31, 2007, and the related statements of operations, members’ equity, and cash flows for the period June 20, 2007 (inception) to December 31, 2007.  We also consent to references under the heading “Experts” in the Registration Statement on Form S-1.

Columbia, South Carolina

August 22, 2008